                                                                Exhibit 10.36


                             FIFTEENTH AMENDMENT
                                     TO
                             ANGELICA CORPORATION
                           RETIREMENT SAVINGS PLAN


      WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter the "Company"), established and continues to maintain the Angelica Corporation Retirement Savings Plan (hereinafter the "Plan"); and

      WHEREAS, effective April 1, 1997, the Company desires to make certain amendments to the Plan.

      NOW, THEREFORE, the Plan is hereby amended, effective April 1, 1997, in the following respects:

                                      I.

      Section 1.31 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "1.31. `Valuation Date' shall mean any business day that the New York
             Stock Exchange is open for trading. The Administrator, in its sole discretion, may declare a special valuation date as of any day within the Plan Year."

                                     II.

      Section 7.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "7.1. The Funds shall be valued by the Trustee at their respective fair market values on each Valuation Date. Participants' Accounts in each Fund shall be adjusted to reflect transactions for their accounts and, pro rata, the effect of income collected and accrued, realized and unrealized profits and losses, and expenses since the previous Valuation Date."

                                    III.

      The first two sentences of Section 9.3 are hereby deleted in their entirety and the following are substituted in lieu thereof:

             "Subject to the provisions of Sections 9.5, 9.7, 9.8 and 9.9, every distribution shall be made as soon as is administratively feasible after, but as of, the end of the month which ends on or after the date on which the Administrator learns that an event requiring distribution has occurred, and the identity or identities or location(s) of the party or parties entitled to such distribution; provided, however if such distribution to a Participant is greater than $3,500 and the date of distribution is prior to the Participant's Mandatory Benefit Distribution Date, the Participant must consent to the distribution. In the event the Participant does not consent to such distribution prior to his Mandatory Benefit Distribution Date, distribution shall be made to such Participant and without his consent on the earlier of (i) as soon as is administratively feasible after, but as of, the end of the month which ends on or after the date such Participant consents in writing to the Administrator to such distribution, or (ii) his Mandatory Benefit Distribution Date."

                                     IV.

      Section 10.4 of the Plan is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

      "10.4. The Administrator shall prescribe rules and procedures for the administration of a loan program which shall be administered by the Administrator on a uniform and nondiscriminatory basis."

                                      V.

      Section 11.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "11.2. Each Participant's Rollover Account shall be increased or decreased with its proportionate share of the balance of any changes in the value of the Trust Fund as of each Valuation Date. Rollover Amounts transferred to the Plan shall be credited to a Participant's Rollover Account."

                                     VI.

      The following is hereby added to Section 15.7.B. of the Plan which shall read as follows:

             "The provisions of paragraph A of this Section 15.7 shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a qualified domestic relations order as defined in Code Section 414(p). Payment of benefits to an alternate payee under a qualified domestic relations order meeting the requirements of Code Section 414(p) shall be made on the earliest date allowed under the domestic relations order, which date may be prior to the time the Participant would be eligible to receive a distribution under the terms of the Plan."

      IN WITNESS WHEREOF, the Company has executed this Fifteenth Amendment and affixed its corporate seal hereto by it duly authorized officer on this 26th day of August, 1997.
----        ------

                                    ANGELICA CORPORATION


                                    By  /s/ Leslie F. Loewe
                                      ----------------------------------------
                                        Chairman of the Board,
                                        President and Chief Executive Officer

[SEAL]

WITNESSED BY:


/s/ Jill Witter
-------------------------------
Secretary

                                    - 3 -